EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
December-2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$61,407,819.03
Principal on Repurchased Contracts	1,166,587.96
Scheduled and Simple Payments Advanced	893,298.94

Total Collections For the Period	$63,467,705.93

Beginning Pool Aggregate Principal Balance	$1,564,954,075.10
Ending Pool Aggregate Principal Balance	$1,502,244,426.92

Scheduled Principal Collections	$55,850,600.67

Beginning Aggregate Discounted Principal Balance	$1,418,327,354.39
Ending Aggregate Discounted Principal Balance	$1,363,918,111.39

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$63,467,705.93
Plus: Reserve Account Draw	816,138.65
Plus: Net Amount due from Swap Counterparty	—
Less: Total Servicing Fee	2,608,256.80
Less: Net Amount due to Swap Counterparty	—
Less: Monthly Interest Due to Noteholders & Certificateholders	2,360,983.24
Less: Principal Due to Noteholders	54,409,243.00
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$4,905,361.53

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
December-2004

			Per $1000 of
			Original Principal

Class A-1 Notes Distributable Amount	1 Month LIBOR
Monthly Interest	2.4025000%	$—	—
Monthly Principal		—	—

Distributable Amount		$—

Class A-2 Notes Distributable Amount
Monthly Interest		$483,413.03	1.017712
Monthly Principal		54,409,243.00	114.545775

Distributable Amount		$54,892,656.03

Class A-3 Notes Distributable Amount
Monthly Interest		$1,066,666.67	1.666667
Monthly Principal		—	—

Distributable Amount		$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest		$666,600.00	2.200000
Monthly Principal		—	—

Distributable Amount		$666,600.00

Class B Certificates Distributable Amount
Monthly Interest		$144,303.54	2.366667
Monthly Principal		—	—

Distributable Amount		$144,303.54

Total Servicing Fee		$2,608,256.80	1.143942

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,242,729.92
Less: Payments Applied	659,920.41
Current Period Payments Ahead Received	560,397.51

Ending Payment Ahead Balance	$2,143,207.02

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,403,877.27
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	883,248.64
Simple Interest Advances	10,050.30
Reimbursement of Previous Scheduled Principal and Interest Advances	781,658.73
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,505,467.18
Ending Outstanding Unreimbursed Simple Interest Advances	$10,050.30

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
December-2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$1,564,954,075.10	$1,502,244,426.92
Total Pool Factor	0.6863654	0.6588619
Class A-1 Notes Balance	$—	$—
Class A-1 Notes Principal Factor	—	—
Class A-2 Notes Balance	$414,354,028.26	$359,944,785.26
Class A-2 Notes Principal Factor	0.8723243	0.7577785
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

Per $1000 of
Original Principal

Beginning Reserve Account Balance	$21,274,910.32
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	816,138.65	26.776554

Ending Reserve Account Balance	$20,458,771.67

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall

Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

December	1,533,599,251.01	303,228.04	0.237268
November	1,597,793,089.99	243,362.26	0.182774
October	1,665,977,352.24	424,482.50	0.305754
Three Month Average Loss Rate			0.241932

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

December	85,965	152	0.176816
November	89,347	137	0.153335
October	93,432	155	0.165896
Three Month Average Delinquency Rate			0.165349

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
December-2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03
7	0.95
8	0.95
9	1.08
10	0.97
11	0.98